Exhibit 10.2

(DIRECTOR)

GEVITY HR, INC.

RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of the ____ day of __________________, 200__ by and between Gevity HR, Inc. (the “Company”), a Florida corporation, and _____________________________ (the “Recipient”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Recipient the Restricted Shares described below pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan (the “Plan”) in consideration of the Recipient’s services to the Company (the “Restricted Stock Award”).

A.	Grant Date: ________________, 200__.

B.	Restricted Shares: ______________ shares of the Company’s common stock (“Common Stock”), $.01 par value per share.

C.

Vesting Schedule: The Restricted Shares shall vest according to the Vesting Schedule attached hereto as Schedule 1 hereto (the “Vesting Schedule”). The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Shares.” Any and all unvested Restricted Shares determined as of the date the Recipient ceases for any reason to be a member of the Board of Directors of the Company or any Subsidiary will be forfeited and returned to the Company.

IN WITNESS WHEREOF, the Company and Recipient have signed this Award as of the Grant Date set forth above.

Gevity HR, Inc.

By:_________________________________

Title:________________________________

____________________________________ Recipient

ADDITIONAL TERMS AND CONDITIONS OF

GEVITY HR, INC.

RESTRICTED STOCK AWARD

1.	Issuance of Restricted Shares.

(a)            The Company shall issue the Restricted Shares as of the Grant Date by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Committee (the “Share Custodian”). Evidence of the Restricted Shares in the form of share certificate(s) shall be held by the Company or Share Custodian, as applicable, until the Restricted Shares become Vested Shares in accordance with the Vesting Schedule.

(b)            When the Restricted Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares by physical delivery of the share certificate(s) to a broker designated by the Company (the “Designated Broker”) for the benefit of an account established in the name of the Recipient. If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Recipient, and the Company shall pay the Recipient the amount determined by the Company to be the estimated fair market value therefor. At any time after receipt by the Designated Broker, the Recipient may require that the Designated Broker deliver the Vested Shares to the Recipient pursuant to such arrangements or agreements as may exist between the Designated Broker and the Recipient.

(c)            In the event that the Recipient forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

(d)            Recipient hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Recipient with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Recipient. The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Recipient as Vested Shares or are returned to the Company as forfeited Restricted Shares.

(e)            Until the Restricted Shares become Vested Shares, the Recipient shall be entitled to all rights applicable to holders of shares of Common Stock including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon as provided by Section 2, except as expressly provided in this Award.

(f)             In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Recipient agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Award as if initially granted hereunder.

2.                 Dividends. The Recipient shall be entitled to dividends or other distributions paid or made on all Restricted Shares as and when declared and paid or made.

3.	Restrictions on Transfer of Restricted Shares.

(a)            General Restrictions. Except as provided by this Award, the Recipient shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Restricted Shares so transferred will continue to be bound by the Plan and this Award. The Recipient (and any subsequent holder of Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares except pursuant to the provisions of this Award. Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares in violation of any provision of the Plan or this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of such Restricted Shares as the owner or pledgee of such Restricted Shares for any purpose.

(b)            Certain Permitted Transfers. The restrictions contained in this Section 3 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 3 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferee(s) of such Restricted Shares must agree in writing to be bound by the provisions of the Plan and this Award.

4.	Additional Restrictions on Transfer.

(a)               In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Recipient shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AWARD, DATED ___________, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)               Opinion of Counsel. No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares, except (i) pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) or (ii) in a transaction that fully complies with Rule 144 under the Securities Act, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

5.	Change in Capitalization.

(a)               The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment. All adjustments made by the Committee under this Section shall be final, binding, and conclusive.

(b)               In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Common Stock or a Change in Control, an appropriate adjustment may be made with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Common Stock held by Share Custodian.

(c)               The existence of the Plan and the Restricted Stock Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

6.                 Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Florida; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Recipient resides, and/or any other applicable securities laws.

7.                 Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

8.                 Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein. Notices sent to the Company shall be addressed to the attention of the Secretary of the Company.

9.                 Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10.              Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

11.              Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan

12.              Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

13.              No Right to Continuation of Relationship. Neither the establishment of the Plan nor the Restricted Stock Award made pursuant to this Award shall be construed as giving the Recipient the right to any continued service as a director or other service provider of the Company or any affiliate of the Company.

SCHEDULE 1

GEVITY HR, INC.

RESTRICTED STOCK AWARD

Vesting Schedule

I.	The Restricted Shares shall become vested in accordance with the following Vesting Schedule:

Percentage of Restricted Shares
Years of Vesting Service	which are Vested Shares

II.

The Recipient shall receive one Year of Vesting Service for each full consecutive one-year period during the period beginning ____________, 200___ and ending on the date the Recipient ceases to be a member of the Board of Directors of the Company or any Subsidiary, regardless of the reason. Except as provided in Section III below, any portion of the Restricted Shares which are not vested as of the date the Recipient ceases be a member of the Board of Directors of the Company or any Subsidiary shall be forfeited.

III.

Notwithstanding the provisions of Sections I or II above, in the event of the occurrence of any Change in Control following the Grant Date but prior to the date the Recipient ceases to be a member of the Board of Directors of the Company or any Subsidiary, any previously unvested Restricted Shares shall become immediately vested.

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